SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2015

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35639	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Suite 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On May 11, 2015, Carolyn Jones informed USMD Holdings, Inc. (“USMD”) of her intention to retire. To provide for an orderly transition of responsibilities, Ms. Jones will resign as Chief Financial Officer and Chief Accounting Officer effective May 31, 2015 and will remain an employee with USMD through her anticipated retirement date. After such date, Ms. Jones will provide consulting services to USMD for a two month period.

(c) On May 13, 2105, the board of directors of USMD appointed Michael Dooley to serve as USMD’s interim Chief Financial Officer and Chief Accounting Officer. The appointment is effective June 1, 2015. Mr. Dooley will provide such services in connection with a letter of engagement (the “Letter Agreement”) between USMD and Rudish Consulting Solutions, LLC (“Rudish”) pursuant to which Rudish agreed to provide certain management oversight services to USMD. Mr. Dooley will serve as the interim Chief Financial Officer and Chief Accounting Officer while USMD conducts a search to fill those positions. In serving in such positions, Mr. Dooley will be employed and compensated by Rudish and will not receive compensation directly from USMD or participate in USMD’s employee benefit plans. Under the terms of the Letter Agreement, USMD will compensate Rudish $55,000 per month for Mr. Dooley’s services and the other management services Rudish will provide. In addition, USMD has agreed to cover Mr. Dooley under its directors and officers liability insurance policy and its professional liability insurance policy for his services as interim Chief Financial Officer and Chief Accounting Officer. The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Letter Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Mr. Dooley, age 65, began his career with Peat Marwick, Mitchell, & Co (now KPMG) in Albany, New York where he served as a staff auditor and Supervising Senior. After leaving Peat Marwick, he spent several years with Hospital Corporation of America (“HCA”). While with HCA, Mr. Dooley served a rotation in Colnbrook, United Kingdom as a contract compliance officer, as a district controller with responsibility for acute care hospitals in New York, New Jersey and Rhode Island and, finally, as the Chief Financial Officer of HCA largest owned hospital in Richmond Virginia. Mr. Dooley served as the Chief Financial Officer and Treasurer of the Franciscan Sisters of Allegany Health System, a nine hospital faith-based multihospital system headquartered in Tampa, Florida, which merged with two other Catholic Systems to form Catholic Health East, a successor organization to the Franciscan Sisters of Allegany Health System. Following his work with Franciscan Health and Catholic Health East, Mr. Dooley served as the Chief Financial Officer of the Hospital Division of MedCath Corporation. Since that time, he has served in a number of interim roles including assignments as the Regional Chief Financial Officer for Bon Secours Health System, the Regional Chief Financial Officer of University Community Hospital in Tampa, and other assignments in Alabama and Michigan for Quorum Health, and with Hunter Group at an Ascension Health Facility in Washington DC.

There is no family relationship between Mr. Dooley and any director or executive officer of USMD and there is no transaction between Mr. Dooley and USMD that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

10.1 Letter of Engagement dated April 24, 2015 by and between USMD Holdings, Inc. and Rudish Consulting Services, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: May 14, 2015	By:	/s/ Chris Carr
Chris Carr
Executive Vice President, Secretary and General Counsel